Exhibit 99.1
Independent Auditors’ Report
To the Members of Shelby Resources LLC:
     We have audited the accompanying balance sheet of Shelby Resources LLC (the Company) as of December 31, 2007 and 2006 and the related statements of operations and other comprehensive income (loss), members’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Burdick, Meritt & Associates, P.C.
Denver, Colorado
May 21, 2008

Shelby Resources LLC
Balance Sheet

	December 31,		December 31,
	2007	2006	2005
			(Unaudited)
ASSETS
Current Assets:
Accounts receivable-oil and gas production revenues	$787,408	$641,383	$312,256
Accounts receivable-joint interest billings	613,822	402,939	142,119
Notes receivable from member	410,000	270,000	75,000
Accrued interest receivable	39,046	14,955	2,638
Cash maintained to collateralize oil contract hedging activities, net of unrealized fair market value losses on hedging contracts of $309,490 in 2007, including the fair market value of a U.S. Treasury bill of $66,500 in 2006 and including the unrealized fair market value gains on hedging contracts in 2005 of $77,890	182,496	184,455	154,235

Total Current Assets	2,032,772	1,513,732	686,248

Oil and Gas Properties, at cost, using the full cost method:
Proved oil and gas properties	13,876,096	10,464,254	2,871,589
Unproved oil and gas properties	3,487,986	2,748,446	1,091,070
Accumulated depletion	(3,099,760)	(1,973,947)	(778,686)

	14,264,322	11,238,753	3,183,973

Other Assets:
Furniture, equipment and vehicles, net of accumulated depreciation of $43,821, $23,031 and $15,835 in 2007, 2006 and 2005, respectively	113,498	79,889	324
Prepayments made on drilling contracts	—	48,500	245,176
Deposits and other assets	7,294	5,525	11,653

	120,792	133,914	257,153

TOTAL ASSETS	$16,417,886	$12,886,399	$4,127,374

(Continued on the following page)
The accompanying notes are an integral part of the financial statements.

Shelby Resources LLC
Balance Sheet
(Continued from previous page)

	December 31,		December 31,
	2007	2006	2005
			(Unaudited)
LIABILITIES AND MEMBERS’ CAPITAL
Current Liabilities:
Cash overdraft	$185,865	$117,124	$144,334
Notes payable to bank	5,508,200	800,000	—
Notes payable to members	1,000,000	3,500,000	1,050,000
Accounts payable	561,147	1,872,163	41,397
Production taxes payable	185,351	98,734	39,229
Accrued interest	51,658	68,125	—
Accrued payroll	14,354	—	—

Total Current Liabilities	7,506,575	6,456,146	1,274,960

Long-term Liabilities:
Asset retirement obligation	54,857	38,233	11,200

MEMBERS’ CAPITAL
Members’ capital per accompanying statement	8,856,454	6,392,020	2,841,214

TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$16,417,886	$12,886,399	$4,127,374

The accompanying notes are an integral part of the financial statements.

Shelby Resources LLC
Statement of Operations and Other Comprehensive Income (Loss)

			Year Ended
	Year ended December 31,		December 31,
	2007	2006	2005
			(Unaudited)
REVENUES:
Oil and gas revenues	$7,996,779	$7,169,266	$3,146,350
Operator fees and field service income	198,750	132,972	45,753
Management fee income	240,000	110,000	—
Interest income	36,244	21,789	8,483

	8,471,773	7,434,027	3,200,586

COSTS AND EXPENSES:
Lease operating and workover expenses	2,267,575	1,410,191	646,997
Production taxes	672,225	417,494	115,253
Interest expense	437,248	214,486	49,349
General and administrative	1,340,986	560,703	260,526
Depletion and depreciation	1,146,603	1,202,457	488,066

	5,864,637	3,805,331	1,560,191

NET INCOME	2,607,136	3,628,696	1,640,395

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized gain (loss) on oil hedging contracts	(309,490)	(77,890)	77,890

TOTAL COMPREHENSIVE INCOME	$2,297,646	$3,550,806	$1,718,285

The accompanying notes are an integral part of the financial statements.

Shelby Resources LLC
Statement of Members’ Capital
For the Years Ended December 31, 2007 and 2006 (Audited)
and for the Year Ended December 31, 2005 (Unaudited)

				Accumulated
				Other
				Comprehensive
			Retained	Income
	Contributions	Distributions	Earnings	(Loss)	Total

Balance at December 31, 2004	$846,734	$(540,030)	$816,225	$—	$1,122,929

Net income for the year ended December 31, 2005			1,640,395		1,640,395

Unrealized gain on oil hedging contracts for the year ended December 31, 2005				77,890	77,890

Balance at December 31, 2005	846,734	(540,030)	2,456,620	77,890	2,841,214

Net income for the year ended December 31, 2006			3,628,696		3,628,696

Unrealized loss on oil hedging contracts for the year ended December 31, 2006				(77,890)	(77,890)

Balance at December 31, 2006	846,734	(540,030)	6,085,316	—	6,392,020

Net income for the year ended December 31, 2007			2,607,136		2,607,136

Capital contributions	166,788				166,788

Unrealized loss on oil hedging contracts for the year ended December 31, 2007				(309,490)	(309,490)

Balance at December 31, 2007	$1,013,522	$(540,030)	$8,692,452	$(309,490)	$8,856,454

The accompanying notes are an integral part of the financial statements.

Shelby Resources LLC
Statement of Cash Flows

			Year Ended
	Year Ended December 31,		December 31,
	2007	2006	2005
			(Unaudited)
Cash flows from operating activities:
Net Income	$2,607,136	$3,628,696	$1,640,395

Adjustments to reconcile net income to net cash provided by operating activities Depletion and depreciation	1,146,603	1,202,457	488,066
Accretion expense — asset retirement obligation	3,567	897	601
Realized loss (gain) on oil hedging contracts	66,264	(223,341)	(99,345)
Changes in assets and liabilities
Increase in receivables	(356,908)	(589,947)	(207,892)
Increase in accrued interest receivable	(24,091)	(12,317)	(2,638)
(Decrease) increase in accounts payable	(1,301,086)	1,810,766	40,420
Increase in production taxes payable	86,617	59,505	39,229
Increase in accrued payroll	14,354	—	—
(Decrease) increase in management fees received in advance	(20,000)	20,000	—
(Decrease) increase in accrued interest payable	(16,467)	68,125	(3,000)

Total adjustments	(401,147)	2,336,145	255,441

Net cash provided by operating activities	2,205,989	5,964,841	1,895,836

Cash flows from investing activities:
Additions to oil and gas properties	(5,528,385)	(9,952,685)	(2,281,648)
Proceeds from sales of oil and gas properties	1,400,130	728,780	208,438
Purchases of furniture, equipment and vehicles	(54,399)	(86,761)	—
Deposits (into) from oil and gas hedging account	(373,795)	115,231	23,000
Decrease (increase) in deposits and other assets	46,731	202,804	(246,394)
Increase in note receivable from member	(140,000)	(195,000)	(75,000)

Net cash used in investing activities	(4,649,718)	(9,187,631)	(2,371,604)

(Continued on the following page)
The accompanying notes are an integral part of the financial statements.

Shelby Resources LLC
Statement of Cash Flows
(Continued from previous page)

			Year Ended
	Year Ended December 31,		December 31,
	2007	2006	2005
			(Unaudited)
Cash flows from financing activities:
Proceeds from bank notes	6,473,200	1,705,960	—
Payments on bank notes	(1,765,000)	(905,960)	(80,000)
Proceeds from member notes	400,000	2,450,000	450,000
Payments on member notes	(2,900,000)	—	—
Member capital contributions	166,788	—	—
Increase (decrease) in cash overdraft	68,741	(27,210)	105,768

Net cash provided by financing activities	2,443,729	3,222,790	475,768

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	—	—	—

Cash and cash equivalents, beginning of year	—	—	—

Cash and cash equivalents, end of year	$—	$—	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$453,715	$146,361	$52,349

Supplemental disclosure of additional non-cash transactions recorded in the accompanying financial statements:

Increase in oil and gas properties represented by an increase in asset retirement obligation	$13,057	$26,136	$3,090

Increase in oil and gas properties represented by an increase in accounts payable	$10,070	$—	$—

The accompanying notes are an integral part of the financial statements.

SHELBY RESOURCES LLC
Notes to Financial Statements
NOTE 1 — BACKGROUND, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     Shelby Resources LLC (the Company) a limited liability company, was organized in the state of Colorado on May 22, 1995. The Company is engaged in the exploration, development, production and operations of oil and gas properties located in the state of Kansas.
     The Company has an operating agreement (Agreement) that provides the basic operating framework under which its managers conduct the Company’s business.
     Unaudited December 31, 2005 financial information:
     Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted with respect to the unaudited financial statements as of December 31, 2005 and for the year then ended. The information presented herein with respect to that period has been taken from the books and records of the Company without audit. However, the information for this period reflects all adjustments, which are, in the opinion of management, normally recurring adjustments necessary for the fair statement of financial position at December 31, 2005 and results of operations and cash flows for the year then ended.
     A summary of the Company’s significant accounting policies follows:
     Nature of operations and use of estimates in the preparation of the financial statements -
     The Company’s primary source of income is from the production of oil and gas. As such, the Company’s operations are susceptible to fluctuations in the price of oil and gas. As discussed below, the Company is subject to various environmental regulations and certain asset retirement obligations.
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Significant estimates with regard to the financial statements include, but are not limited to, the estimate of proved reserve volumes and related present value of estimated future net cash flows as well as the estimate of the fair market value of the Company’s unproved properties and oil hedging contracts. There are numerous uncertainties inherent in estimating quantities of proved reserves, projected future rates of production, and the timing of development expenditures. Future oil and gas prices may vary significantly from the prices in effect at the time the estimates are made. Such estimates can affect depletion expense, the carrying value of the Company’s full cost pool and the Company’s carrying value of its oil hedging contracts.
     Oil and gas properties -
     The Company follows the full cost method of accounting for the acquisition, exploration, development and production of its oil and gas properties. Accordingly, all costs associated with acquisition, exploration, development of oil and gas reserves, directly related overhead costs and related asset retirement obligation costs, if any, are capitalized. Because all costs have been incurred in the continental United States they are included in a single cost center (the full cost pool). Costs include dry hole costs, geological and geophysical costs, intangible drilling costs, costs of equipping wells and all other costs incurred in the exploration and development of oil and gas reserves.
     All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are depleted under the units-of-production method based on estimates of proved reserves converting reserves to a common unit of measure using one barrel of oil to six thousand cubic feet (MCF) of natural gas. Reserve estimates prepared as of January 1, 2008 have been prepared by an engineer contracted with by the Company. Such estimates are subject to change over the productive life of the properties. Depletion for the years ended December 31, 2007 and 2006 was $1,125,813 and $1,195,261, respectively. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. There were no such impairments during the years ended December 31, 2007 and 2006.
     Pursuant to full cost accounting rules, capitalized costs less related accumulated depletion may not exceed the sum of (1) the present value of future net revenue from estimated production of proved oil and gas reserves using current prices and a discount factor of 10%; plus (2) the cost of properties not being amortized, if any; plus (3) the lower of cost or estimated fair value of unproved properties included in the cost of properties being amortized, if any. There were no provisions for impairment for the years ended December 31, 2007 and 2006. Gain or loss is not recognized on the sale of oil and gas properties unless a sale significantly alters the relationship between capitalized costs and proved oil and gas reserves attributable to the cost center. During the years ended December 31, 2007 and 2006, the Company received proceeds of $1,400,130 and $728,780, respectively from the sale of oil and gas properties. Such proceeds were credited to the full cost pool.
     Abandonment of properties are accounted for as adjustments of capitalized costs with no loss recognized.
     Furniture, equipment and vehicle -
     Furniture, equipment and vehicle are recorded at cost and depreciation is computed utilizing the straight line method over their estimated useful lives of 3-7 years.
     Depreciation expense for furniture, equipment and vehicle totaled $20,790 and $7,196, respectively for the years ended December 31, 2007 and 2006.

     Concentrations of credit risk -
     The Company’s financial instruments that are exposed to concentrations of credit risk consist of cash and cash equivalents, including money market accounts, receivables from purchasers of its oil and gas production and receivables from joint interest partners. The Company invests their cash and money market funds in banks with high credit ratings; however, certain account balances during the year have been maintained at levels in excess of federally insured limits. The oil and gas sales are made to reputable companies and its receivables from joint interest owners are collateralized by the oil and gas revenues on the properties. The Company’s management believes that concentrations of credit risk are limited.
     Income taxes -
     The Company is a limited liability company and, under the provisions of the Internal Revenue Code, is not a tax-paying entity. Accordingly, the Company’s taxable income or loss is included in the members’ income tax returns, and no provision or liability for income taxes is reflected in the Company’s financial statements.
     Accounting for asset retirement activities -
     The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires that the Company estimate the future cost of asset retirement obligations, discount that cost to present value, and record a corresponding asset and liability in the balance sheet. The values ultimately derived are based on many significant estimates, including future abandonment cost, inflation, market risk premiums, useful life and cost of capital. The nature of these estimates requires the Company to make judgments based on historical experience and future expectations. Revisions to these estimates may be required due to change in cost estimates, sale of properties and timing of cash outlays. A reconciliation of the Company’s asset retirement obligation for the years ended December 31, 2007 and 2006 is as follows:

	2007	2006
Balance at beginning of year	$38,233	$11,200
Additions	13,057	26,136
Accretion expense	3,567	897

Balance at end of year	$54,857	$38,233

     Accretion expense of $3,567 and $897 for the years ended December 31, 2007 and 2006, respectively have been included in lease operating expense on the accompanying statement of operations and other comprehensive income (loss).
     Hedging activities -
     The Company has adopted Statement of Financial Accounting Standards No. 133 (FAS 133), “Accounting for Derivative Instruments and Hedging Activities”. FAS 133 requires that the fair value of freestanding derivative instruments be reflected in the Company’s balance sheet as assets or liabilities based on their fair value at the date of the financial statements. Changes in the fair value during the period are reported as a change in other comprehensive income (loss) and realized gains and losses are reflected in the statement of operations and other comprehensive income (loss) (Note 6).
     Revenue, accounts receivable and allowance for doubtful accounts -
     Revenues and related receivables for crude oil, natural gas and related by-products are recorded as production occurs and is delivered to purchasers. Receivables for field services and related joint interest billings are recorded when the service is provided or materials are provided by third parties.
     In the opinion of management the receivables are fully collectible and no allowance for doubtful accounts is necessary.
     Cash flows statement disclosure -
     For purposes of the accompanying statement of cash flows, the Company considers cash and other highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.
NOTE 2 — RELATED PARTY TRANSACTIONS:
     The Company entered into a service agreement as of June 1, 2006 with Captiva Energy, LLC (Captiva), a company in which members of the Company also own an interest. The agreement provides, among other things, that the Company will provide accounting, engineering, geophysical, land and general office sharing services. The initial fee was fixed at $10,000 per month and increased on September 1, 2006 to a fixed fee of $20,000 per month. During 2007 and 2006 the total fees paid of $240,000 and $110,000, respectively are reflected as management fee income on the accompanying statement of operations and other comprehensive income (loss). Commencing in January 2008, this fee has been increased to $40,000 per month. The agreement can be terminated by either party upon fifteen days written notice.
     In December 2007, the Company acquired certain equipment from Captiva for $10,070. Such amount is included in accounts payable on the accompanying balance sheet.
     Effective January 1, 2007, the Company assigned an additional .6% membership interest to an existing member for services performed. The estimated value of this assignment has been included in general and administrative expense on the accompanying statement of operations and other comprehensive income (loss) and reflected as a capital contribution on the accompanying statement of members’ capital.

NOTE 3 — NOTES PAYABLE TO BANK:

	2007	2006
Revolving line of credit agreement dated March 13, 2006 with American National Bank; maximum commitment of $1,000,000; borrowing base at December 31, 2006 of $800,000; interest at the Wall Street Journal Western Edition prime rate minus three quarters of 1% (9% at December 31, 2006); collateralized by a negative pledge on the Company’s interests in oil and gas properties and guaranteed by a member of the Company; interest only payable on the first day of each month and on maturity; matures on September 1, 2007.		$800,000

Revolving line of credit agreement dated April 16, 2007 with American National Bank; maximum commitment of $8,000,000; borrowing base at December 31, 2007 of $6,000,000; interest at the Wall Street Journal Western Edition prime rate minus three quarters of 1% (6.5% at December 31, 2007); collateralized by interests in oil and gas properties to which the bank gives value in determining the borrowing base; interest only payable on the first day of each month and on maturity; matures on April 13, 2008.	$5,508,200

	$5,508,200	$800,000

     Under the debt agreements described above, the Company has certain covenants to maintain financial ratios and has certain restrictions as to distributions to owners, as further described in the note agreement. Management believes it is in substantial compliance with these covenants. Interest paid on this note for the years ended December 31, 2007 and 2006 amounted to $284,038 and $27,194, respectively.
NOTE 4 — NOTES PAYABLE TO MEMBERS:
     Members of the Company have from time to time made loans to the Company. Initial advances of $600,000 were made by the members on December 1, 2004 and additional advances of $450,000 and $2,450,000 were made in 2005 and 2006, respectively. During 2007, the Company executed loans of $400,000 and at the time of entering into the revolving line of credit with the bank (Note 3) paid off member loans of $2,900,000. These loans had interest rates ranging from 6%-10% and were due on demand. At December 31, 2007, one note remained outstanding in the amount of $1 million. This note is dated May 6, 2007, has an interest rate of 8.25% per annum and is due on demand. Interest on these notes for the years ended December 31, 2007 and 2006 amounted to $153,210 and $187,292, respectively.

NOTE 5 — OPERATING LEASE COMMITMENTS:
     The Company has leased office space in its Lakewood, Colorado office under the terms of a non-cancellable operating lease that expires on April 30, 2009. In addition to base rent the lease requires the Company to pay its prorated share of increases in taxes and other operating expenses. The Company also leases office space in Hays, Kansas under a non-cancellable operating lease expiring on September 30, 2008.
     Minimum rental commitments payable (base rent) on its Denver and Hays office space in future years for the aforementioned operating leases is as follows:

Year Ending
December 31,	Amount
2008	$50,986
2009	17,154

Total	$68,140

     Lease expense for the operating lease agreements mentioned above was $59,773 and $27,320 (including taxes and operating expenses) for the years ended December 31, 2007 and 2006, respectively, and is included in general and administrative expenses on the accompanying statement of operations and other comprehensive income (loss).
NOTE 6 — COMMITMENTS AND CONTINGENCIES:
     The Company, in the ordinary course of its oil and gas exploration and production activities owns working interests in various oil and gas leases. As an owner of oil and gas interests, the Company is subject to various environmental regulations that could subject the Company to future monetary obligations. The Company’s management is not aware of any pending matters that would have a material impact on the Company’s financial statements.
     During 2006 and 2007, the Company entered into oil future contracts to fix or reduce fluctuating oil prices and thereby reduce the risks of price declines. Such contracts have been accounted for as cash flow hedges. For the year ended December 31, 2007, the Company recognized losses of $66,264 on such contracts and has included such amount as a decrease of its oil and gas revenues. For the year ended December 31, 2006, the Company recognized gains of $223,341 on such contracts and has included such amount as an increase of its oil and gas revenues. At December 31, 2007, the Company had open futures contracts for the months of February through May 2008 of 8,000 barrels per month at prices ranging from $83.75-$89.00.
     The Company recognizes the fair value of derivative instruments as assets or liabilities on the balance sheet. Accordingly, in connection with the oil futures contracts in place at December 31, 2007, the Company has recognized a reduction of its collateralized cash account in the amount of $309,490 on its balance sheet representing an unrealized loss on these contracts. Such unrealized loss is reflected as an accumulated other comprehensive loss on the accompanying statement of members’ capital. As of December 31, 2006 there were no open futures contracts.
NOTE 7 — DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:
     Statement of Financial Accounting Standards No. 126 (SFAS No. 126) “Exemption from Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities: An Amendment of SFAS No. 107” requires nonpublic entities with derivative instruments (Note 6) to disclose the fair value of financial instruments.
     A summary of the Company’s financial instruments and the assumptions utilized by management to estimate the fair value of such financial instruments are as follows:

Financial Instruments	Fair Value Estimate Assumption
Accounts receivable, oil and gas production revenues and joint interest billings, notes receivable, cash maintained to collateralize oil hedging contracts, the oil hedging contracts, other assets, notes payable, accounts payable, cash overdraft, production taxes payable, accrued interest, accrued payroll, and asset retirement obligations.
Carrying amounts of these items as reflected in the accompanying balance sheets are a reasonable estimate of their fair values.
NOTE 8 — SUBSEQUENT EVENT:
     On February 25, 2008, the Company entered into a letter of intent agreement with an unrelated publicly-held company to sell all of its producing oil and gas properties and 60% of its undeveloped oil and gas leases in the state of Kansas for cash of $27,652,400 and stock in the public company valued at $10,431,096. In addition, the company would receive warrants to acquire additional stock within two years of closing. The effective date of this sale would be March 1, 2008 with closing to be within sixty days thereafter. This sale was closed in
April, 2008.
NOTE 9 — SUPPLEMENTAL FINANCIAL DATA FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED):
     The Company’s operations are confined to the continental United States. Prices and costs in the tables below have been estimated using prices and costs in effect at the end of the years indicated. Prices are estimated net of estimated quality and transportation adjustments. The estimation of reserves is complex and subjective, and reserve estimates tend to fluctuate in light of new production data.
     Proved reserves are those quantities of petroleum and natural gas which, by analysis of geological and engineering data, can be estimated with reasonable certainty to be commercially recoverable from a given date forward, from known reservoirs and under current economic conditions, operating methods, and governmental regulations. Proved developed reserves are those reserves that are expected to be recovered from existing wells including reserves behind pipe.
     I. Costs Incurred Relating to Oil and Gas Producing Activities

	2007	2006
Acquisition	468,572	439,835
Development	4,779,698	7,759,207
Exploration	290,185	1,753,643
     II. Estimated Quantities of Proved Oil and Gas Reserves
     In accordance with SFAS No. 69, estimates of standardized measure of discounted future cash flows were determined by utilizing year-end prices to the estimated future production of year-end proved reserves. Future cash flows were reduced by estimated future production and development costs based on year-end costs. The resultant future net cash flows were discounted by using a 10% annual discount rate to arrive at the standardized measure. Future income tax expenses have not been considered in that the future taxable income or loss is taxed to the Company’s members. Estimates of general and administrative costs also have not been considered.
     The standardized measure presented herein is not intended to represent fair market value, nor is any value given to unproved properties held by the Company. There are significant uncertainties inherent in estimating reserve quantities and projecting timing of production and future costs and expenses. Future prices could vary significantly from the year-end prices being used and the use of a 10% discount is not necessarily indicative for determining fair value.

	Oil (Bbls)	Gas (Mcfs)
Balance at December 31, 2005	433,440	—

Revision of previous estimates	194,178	—
Purchases	—	—
Extension and discoveries	670,092	2,698,470
Sales of minerals in place	—	—
Production	(113,936)	—

Balance at December 31, 2006	1,183,774	2,698,470

Revisions of previous estimates	(58,213)	(1,894,381)
Purchases	—	—
Extension and discoveries	274,104	—
Sales of minerals in place	(32,393)	—
Production	(117,914)	(58,526)

	Oil (Bbls)	Gas (Mcfs)
Balance at December 31, 2007	1,249,358	745,563

Proved Developed Reserve Quantities:

December 31, 2006	1,097,711	2,463,030

December 31, 2007	1,140,997	745,563
     III. Present Value of Estimated Future Net Revenue

	At December 31,
	2007	2006
Estimated future revenue	$118,580,432	$77,321,730
Estimated future production costs	(26,308,291)	(20,542,770)
Estimated future development costs	(1,714,643)	(1,730,490)

Estimated future net revenue	90,557,498	55,048,470
10% annual discount of estimated future net revenue	(40,127,812)	(22,403,660)

Present value of estimated future net revenue	$50,429,686	$32,644,810

     IV. Summary of Changes in Present Value of Estimated Future Net Revenue

	Year Ended December 31,
	2007	2006
Present value of estimated future net revenue,
Beginning of year	$32,644,810	$9,916,909
Sales, net of production costs	(5,056,979)	(5,341,581)
Sales of minerals in place	(1,045,600)	—
Purchases	—	—
Extension and discoveries	11,959,789	24,448,075
Net change in prices and costs of future production	27,281,125	48,435
Revisions of quantity estimates	(13,729,354)	3,880,538
Accretion of discount	3,264,481	991,691
Change in production rates and other	(4,888,586)	(1,299,257)

Present value of estimated future net revenue, end of year	$50,429,686	$32,644,810

Current prices at year-end used in standardized measure:

Oil (per barrel)	$90.01	$56.06
Gas (per Mcf)	$5.58	$4.50